                                                                    EXHIBIT 12.1

                       AMERISERVE FOOD DISTRIBUTION, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)


                                                                                           PRO FORMA
                                     FISCAL YEAR                        SIX MONTHS        FISCAL YEAR
                     -------------------------------------------     -----------------  ---------------
                      1992     1993     1994     1995     1996        1996      1997         1996
                     -------  -------  -------  -------  -------     -------   -------  ---------------
Income (loss) before
  income taxes...... $   369  $   490  $   665  $ 1,089  $ 3,818     $   617   $(1,674)     $(3,130)
Fixed charges.......   5,148    4,774    5,323    6,065   16,307       8,208    10,360       93,798
                     -------  -------  -------  -------  -------     -------   -------      -------
Earnings............ $ 5,517  $ 5,264  $ 5,988  $ 7,154  $20,125     $ 8,825   $ 8,686      $90,668
                     =======  =======  =======  =======  =======     =======   =======      =======
Interest expense.... $ 3,404  $ 2,759  $ 3,294  $ 3,936  $10,999     $ 5,281   $ 7,243      $82,757
Amortization of de-
  ferred financing
  costs.............     214      234      226      226      722         337       348        2,922
Interest portion of
  rent expense......   1,530    1,781    1,803    1,903    4,586       2,590     2,769        8,119
                     -------  -------  -------  -------  -------     -------   -------      -------
Fixed charges....... $ 5,148  $ 4,774  $ 5,323  $ 6,065  $16,307     $ 8,208   $10,360      $93,798
                     =======  =======  =======  =======  =======     =======   =======      =======
Ratio of earnings to
  fixed charges.....    1.07     1.10     1.12     1.18     1.23        1.08    Note 1       Note 1
                     =======  =======  =======  =======  =======     =======   =======      =======


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Note 1: Earnings were less than fixed charges by $1,674 and $3,130 for the first six months of 1997 and the pro forma fiscal year 1996, respectively.